Exhibit 99.1
Carbonite Reports Record Revenues and Gross Margins with 43% Year over Year Growth in SMB Bookings for the Second Quarter of 2015

BOSTON, MA - July 29, 2015 - Carbonite, Inc. (NASDAQ: CARB), a leading provider of cloud and hybrid business continuity solutions for small and midsize businesses (SMBs), today announced financial results for the second quarter ended June 30, 2015. The Company reported record revenue of $34.0 million for the second quarter, an increase of 12% year over year, and total bookings of $35.7 million for the second quarter, an increase of 17% year over year.

“With a 43% year over year increase in SMB bookings, driven by the strong performance of Carbonite Server Backup, it’s clear that small businesses are increasingly turning to Carbonite for their cloud-based business continuity needs. Our powerful yet simple suite of backup and disaster recovery products, award-winning customer service and growing global partner network continues to separate us from our competitors,” said Mohamad Ali, President and CEO of Carbonite.

Anthony Folger, Chief Financial Officer and Treasurer said, “In addition to the strong bookings performance, we also saw record revenues and non-GAAP gross margins, reflecting improved execution across the business. Our focus on operational excellence along with the investments we are making in our product portfolio and channel expansion position us for continued success in the second half of 2015."
Second Quarter 2015 Results:

•	Revenue for the second quarter was $34.0 million, an increase of 12% from $30.3 million in the second quarter of 2014.

•	Bookings for the second quarter were $35.7 million, an increase of 17% from $30.6 million in the second quarter of 2014.[1]

•
Cash flow from operations for the second quarter was $4.0 million, compared to $3.3 million in the second quarter of 2014. Free cash flow for the second quarter was $3.2 million, compared to $1.5 million in the second quarter of 2014.[2]

•
Total cash, cash equivalents and marketable securities were $64.9 million as of June 30, 2015, compared to $61.1 million as of December 31, 2014. The Company repurchased approximately $3.0 million worth of its common stock in the second quarter under the share repurchase program authorized by the Board of Directors in May 2015.

•	Gross margin for the second quarter was 71.2%, compared to 67.9% in the second quarter of 2014. Non-GAAP gross margin was 72.6% in the second quarter, compared to 68.7% in the second quarter of 2014.[3]

•
Net loss for the second quarter was ($4.8) million, compared to a net loss of ($2.5) million in the second quarter of 2014. Non-GAAP net loss for the second quarter was ($0.3) million, compared to non-GAAP net loss of ($0.7) million in the second quarter of 2014.[4]

•
Net loss per share for the second quarter was ($0.18) (basic and diluted), compared to a net loss per share of ($0.09) (basic and diluted) in the second quarter of 2014. Non-GAAP net loss per share was ($0.01) (basic and diluted) for the second quarter, compared to non-GAAP net loss per share of ($0.03) (basic and diluted) in the second quarter of 2014.[4]

[1]
Bookings represent the aggregate dollar value of customer subscriptions received during a period and are calculated as revenue recognized during the period plus the change in total deferred revenue, net of foreign exchange (excluding deferred revenue recorded in connection with acquisitions) during the same period.

[2]
Free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to corporate headquarter relocation, acquisition-related payments, hostile takeover-related payments, CEO transition payments, litigation-related payments and the cash portion of the lease exit charge from net cash provided by operating activities.

[3]	Non-GAAP gross margin excludes amortization expense on intangible assets and stock-based compensation expense.

[4]
Non-GAAP net loss and non-GAAP net loss per share excludes amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, hostile takeover-related expense, and CEO transition expense.

An explanation of non-GAAP measures is provided under the heading “Non-GAAP Financial Measures” below, and a reconciliation to the most comparable GAAP measures is provided in the tables at the end of this press release.

Business Outlook

For the third quarter of 2015, revenues are expected to be in the range of $34.5-$34.7 million and non-GAAP net income per share to be in the range of $0.04-$0.06 (basic and diluted).
For the full year of 2015, revenues are expected to be in the range of $137.3-$138.3 million and non-GAAP net income per share to be in the range of $0.09-$0.11 (basic and diluted).
Carbonite’s expectations of non-GAAP net income per share for the quarter and full year excludes stock-based compensation expense, litigation-related expense, hostile takeover-related expense, amortization expense on intangible assets and assumes a 2015 effective tax rate of 0% and weighted average shares outstanding of approximately 27.3 million for the quarter and 27.4 million for the full year 2015.
Conference Call and Webcast Information
In conjunction with this announcement, Carbonite will host a conference call on Wednesday July 29, 2015 at 8:30 a.m. EDT to review the results. This call will be webcast live and can be found in the investor relations section of the Company's website at http://investor.carbonite.com. The conference call can also be accessed by dialing (877) 303-1393 in the United States or (315) 625-3228 internationally with the passcode 80528219.
Following the completion of the call, a recorded replay will be available on the company’s website, http://investor.carbonite.com, under “Events & Presentations” through July 29, 2016.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures including bookings, non-GAAP gross margin, non-GAAP net (loss) income and non-GAAP net (loss) income per share, non-GAAP operating expense and free cash flow. Bookings represent the aggregate dollar value of customer subscriptions received during a period and are calculated as revenue recognized during the period plus the change in total deferred revenue, net of foreign exchange (excluding deferred revenue recorded in connection with acquisitions) during the same period. Non-GAAP gross margin excludes amortization expense on intangible assets and stock-based compensation expense. Non-GAAP net (loss) income and non-GAAP net (loss) income per share excludes amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, hostile takeover-related expense, and CEO transition expense. Non-GAAP operating expense excludes amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, hostile takeover-related expense, and CEO transition expense. Free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to corporate headquarter relocation, acquisition-related payments, hostile takeover-related payments, CEO transition payments, litigation-related payments and the cash portion of the lease exit charge from net cash provided by operating activities.
The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Cautionary Language Concerning Forward-Looking Statements
This Press Release contains "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's views as of the date they were first made based on the current intent, belief or expectations, estimates, forecasts, assumptions and projections of the Company and members of our management team. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Those statements include, but are not limited to, statements regarding guidance on our future financial results and other projections or measures of future performance. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the Company's ability to profitably attract new customers and retain existing customers, the Company's dependence on the market for cloud backup services, the Company's ability to manage growth, and changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry. These and other important risk factors are discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Securities and Exchange Commission, which is available on www.sec.gov. Except as required by law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances.
About Carbonite
Carbonite (Nasdaq:CARB) is a leading provider of cloud and hybrid business continuity solutions for small and midsized businesses. Together with our partners, we support more than 1.5 million individuals and small businesses around the world who rely on us to ensure their important data is protected, available and useful. To learn more about Carbonite, our partner program, and our award-winning backup, recovery & archiving solutions, visit us at Carbonite.com.
Investor Relations Contacts:
Emily Walt
Carbonite
617-927-1972
investor.relations@carbonite.com

Media Contact:
Megan Wittenberger
Carbonite
617-421-5687
media@carbonite.com

Carbonite, Inc.
Condensed Consolidated Statement of Operations (unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$33,972	$30,295	$66,998	$59,433
Cost of revenue	9,800	9,721	19,814	18,982
Gross profit	24,172	20,574	47,184	40,451
Operating expenses:
Research and development	7,448	6,153	14,377	11,575
General and administrative	7,624	3,831	15,200	7,351
Sales and marketing	13,570	13,132	27,951	25,005
Restructuring charges	6	5	125	8
Total operating expenses	28,648	23,121	57,653	43,939
Loss from operations	(4,476)	(2,547)	(10,469)	(3,488)
Interest and other income (expense), net	59	21	26	(10)
Loss before income taxes	(4,417)	(2,526)	(10,443)	(3,498)
Provision for income taxes	403	10	607	20
Net loss	$(4,820)	$(2,536)	$(11,050)	$(3,518)
Net loss per share:
Basic and diluted	$(0.18)	$(0.09)	$(0.41)	$(0.13)
Weighted-average shares outstanding:
Basic and diluted	27,217,528	26,768,786	27,226,067	26,676,485

Carbonite, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)

	June 30, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$60,929	$46,084
Marketable securities	3,990	15,031
Trade accounts receivable, net	3,396	2,412
Prepaid expenses and other current assets	4,217	5,224
Restricted cash	221	828
Total current assets	72,753	69,579
Property and equipment, net	25,101	25,944
Other assets	1,677	2,181
Acquired intangible assets, net	8,795	10,322
Goodwill	22,759	23,728
Total assets	$131,085	$131,754
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,963	$7,346
Accrued expenses	10,771	10,506
Current portion of deferred revenue	79,827	75,494
Total current liabilities	98,561	93,346
Deferred revenue, net of current portion	16,988	15,930
Other long-term liabilities	7,637	7,940
Total liabilities	123,186	117,216
Stockholders’ equity
Common stock	274	272
Additional paid-in capital	159,399	152,920
Treasury stock, at cost	(3,012)	(22)
Accumulated deficit	(150,378)	(139,328)
Accumulated other comprehensive income	1,616	696
Total stockholders’ equity	7,899	14,538
Total liabilities and stockholders’ equity	$131,085	$131,754

Carbonite, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(In thousands)

	Six Months Ended June 30,
	2015	2014
Operating activities
Net loss	$(11,050)	$(3,518)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,838	6,296
Gain on disposal of equipment	(33)	—
Accretion of discount on marketable securities	(9)	(12)
Stock-based compensation expense	4,873	2,854
Provision for reserves on accounts receivable	31	53
Other non-cash items, net	58	—
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(1,076)	(425)
Prepaid expenses and other current assets	338	(507)
Other assets	530	113
Accounts payable	418	759
Accrued expenses	124	481
Other long-term liabilities	(60)	835
Deferred revenue	5,565	3,671
Net cash provided by operating activities	6,547	10,600
Investing activities
Purchases of property and equipment	(4,906)	(5,040)
Proceeds from sale of property and equipment	33	—
Proceeds from maturities of marketable securities and derivatives	14,442	6,000
Purchases of marketable securities and derivatives	(436)	(6,000)
Decrease in restricted cash	693	—
Net cash provided by (used in) investing activities	9,826	(5,040)
Financing activities
Proceeds from exercise of stock options	1,622	1,408
Repurchase of common stock	(2,990)	—
Net cash (used in) provided by financing activities	(1,368)	1,408
Effect of currency exchange rate changes on cash	(160)	(4)
Net increase in cash and cash equivalents	14,845	6,964
Cash and cash equivalents, beginning of period	46,084	50,392
Cash and cash equivalents, end of period	$60,929	$57,356

Carbonite, Inc.
Reconciliation of GAAP to Non-GAAP Measures (unaudited)
(In thousands, except share and per share amounts)
Calculation of Bookings

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$33,972	$30,295	$66,998	$59,433
Add:
Deferred revenue ending balance	96,815	87,671	96,815	87,671
Impact of foreign exchange	—	—	165	—
Less:
Impact of foreign exchange	76	—	—	—
Deferred revenue beginning balance	95,007	87,348	91,424	84,000
Change in deferred revenue balance	1,732	323	5,556	3,671
Bookings	$35,704	$30,618	$72,554	$63,104
Calculation of Non-GAAP Net Loss and Non-GAAP Net Loss per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net loss	$(4,820)	$(2,536)	$(11,050)	$(3,518)
Add:
Amortization of intangibles	474	226	953	459
Stock-based compensation expense	2,405	1,597	4,873	2,854
Litigation-related expense	1,104	6	1,192	23
Restructuring-related expense	—	—	115	—
Acquisition-related expense	369	—	725	—
Hostile takeover-related expense	215	—	1,512	—
CEO transition expense	—	—	54	—
Non-GAAP net loss	$(253)	$(707)	$(1,626)	$(182)
Weighted-average shares outstanding:
Basic and diluted	27,217,528	26,768,786	27,226,067	26,676,485
Non-GAAP net loss per share:
Basic and diluted	$(0.01)	$(0.03)	$(0.06)	$(0.01)

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Gross profit	$24,172	$20,574	$47,184	$40,451
Add:
Amortization of intangibles	313	109	629	219
Stock-based compensation expense	162	126	329	243
Non-GAAP gross profit	$24,647	$20,809	$48,142	$40,913
Non-GAAP gross margin	72.6%	68.7%	71.9%	68.8%

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Research and development	$7,448	$6,153	$14,377	$11,575
Less:
Stock-based compensation expense	313	504	638	764
Acquisition-related expense	167	—	167	—
Non-GAAP research and development	$6,968	$5,649	$13,572	$10,811

General and administrative	$7,624	$3,831	$15,200	$7,351
Less:
Amortization of intangibles	53	39	107	79
Stock-based compensation expense	1,596	707	3,329	1,359
Litigation-related expense	1,104	6	1,192	23
Acquisition-related expense	501	—	562	—
Hostile takeover-related expense	215	—	1,512	—
CEO transition expense	—	—	54	—
Non-GAAP general and administrative	$4,155	$3,079	$8,444	$5,890

Sales and marketing	$13,570	$13,132	$27,951	$25,005
Less:
Amortization of intangibles	108	78	217	161
Stock-based compensation expense	334	260	577	488
Acquisition-related expense	(299)	—	(4)	—
Non-GAAP sales and marketing	$13,427	$12,794	$27,161	$24,356

Restructuring charges	$6	$5	$125	$8
Less:
Restructuring-related expense	—	—	115	—
Non-GAAP restructuring charges	$6	$5	$10	$8

Calculation of Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net cash provided by operating activities	$3,976	$3,275	$6,547	$10,600
Subtract:
Purchases of property and equipment	1,617	1,895	4,906	5,040
Add:
Payments related to corporate headquarter relocation	—	90	1,309	153
Acquisition-related payments	306	—	381	—
Hostile takeover-related payments	401	—	1,663	—
CEO transition payments	—	—	29	—
Cash portion of lease exit charge	89	—	711	—
Litigation-related payments	9	—	9	—
Free cash flow	$3,164	$1,470	$5,743	$5,713